EX99-906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of VanEck Vectors ETF Trust (comprising of CEF Municipal Income ETF, High Yield Muni ETF, Intermediate Muni ETF, Long Muni ETF, Muni Allocation ETF, Short High Yield Muni ETF, Short Muni ETF, BDC Income ETF, ChinaAMC China Bond ETF, Emerging Markets Aggregate Bond ETF, Emerging Markets High Yield Bond ETF, Fallen Angel High Yield Bond ETF, Green Bond ETF, International High Yield Bond ETF, Investment Grade Floating Rate ETF, J.P. Morgan EM Local Currency Bond ETF, Mortgage REIT Income ETF, and Preferred Securities ex Financials ETF) do hereby certify, to such officer’s knowledge, that:

The semi-annual report on Form N-CSR of VanEck Vectors ETF Trust for the period ending October 31, 2020 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of VanEck Vectors ETF Trust.

Dated: January 8, 2021	/s/ Jan F. van Eck
Jan F. van Eck
Chief Executive Officer
VanEck Vectors ETF Trust

Dated: January 8, 2021	/s/ John J. Crimmins
John J. Crimmins
Treasurer & Chief Financial Officer
VanEck Vectors ETF Trust

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.